SMITH BARNEY INVESTMENT FUNDS INC.
                              10f-3 REPORT
                  January 1, 1997 through May 31, 1997

                                                       % of
Trade     Selling                       Purchase  Fund % of
 Issuer            Date Dealer                   Shares       Price
Assets  Issue
Administaff         1/28/97   Morgan Stanley & Co.          20,000
$17.00         0.05%     0.83%

Metro Information Svs.   1/29/97   Robert Baird             20,000
16.00          0.04 0.65

Doncasters PLC      1/29/97   CS First Boston Corp.         25,000
16.50          0.05 0.46

 Circuit City Stores Inc.    2/03/97   Morgan Stanley & Co.
30,000  20.00          0.08 0.23

Yuri Systems, Inc.  2/05/97   Alex Brown & Sons        5,500     12.00
0.01 0.14

Digital Lightwave   2/06/97   CS First Boston Corp.         15,000
12.00          0.02 0.38

US Rentals          2/21/97   Donaldson, Lufkin & Jenrette  100,000
20.00          0.27 1.00

General Cigar       2/28/97   Donaldson, Lufkin & Jenrette  80,000
18.00          0.20 1.33

Guitar Centers, Inc.     3/13/97   Goldman Sachs & Co.      100,000
15.00          0.21 1.48

Rambus Inc.         5/13/97   Morgan Stanley           10,000    12.00
0.02 0.41

 Amazon Comm. Inc. 5/15/97   Deutsche Morgan Grenfell      20,000
18.00        0.05 1.04

RyanAir Holdings    5/29/97   Morgan Stanley           10,000    14.73
0.02 0.05

DBT Online          5/29/97   `Invemed Associates, In.           40,000
38.00          0.22 2.44
                    CS First Boston